   As filed with the Securities and Exchange Commission on November 16, 2001
                                                 Registration No. 333-69564


                      SECURITIES AND EXCHANGE COMMISSION

                                AMENDMENT NO. 1
                                      TO

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         SPEEDCOM WIRELESS CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                                        58-2044990
(State or other jurisdiction              (I.R.S. Employer Identification No.)
     of incorporation)


                        7020 Professional Parkway East
                           Sarasota, Florida  34240
                                (941) 907-2300

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                              Michael W. McKinney

                        7020 Professional Parkway East
                           Sarasota, Florida  34240
                                (941) 907-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copy to:
                                Linda Y. Kelso
                                Foley & Lardner
                               200 Laura Street
                         Jacksonville, Florida  32202
                                (904) 359-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                        Calculation of Registration Fee


------------------------------------------------------------------------------------------------------------
  Title of each                                Proposed             Proposed
     class of                                  maximum               Maximum
 securities to be          Amount to be     offering price          Aggregate                Amount of
    registered            Registered (1)   per unit (2)(3)    Offering Price (2)(3)    registration fee (3)
------------------------------------------------------------------------------------------------------------
Common Stock, $0.001        18,013,762          $1.11                $19,831,043              $4,957.76
par value per share



(1) This registration statement covers shares of common stock issuable to the selling securityholders upon conversion of convertible preferred stock and/or shares of common stock issuable upon the exercise of warrants held by the selling securityholders. This registration statement will cover an indeterminate number of additional shares that may become exercisable under the warrants to the extent permitted by Rule 416 under the Securities Act of 1933 (Securities Act), as amended.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) Pursuant to Rule 457(c), the price of the common stock is based upon the average of the high and low prices of the common stock on the Nasdaq SmallCap Market on a date within five business days prior to the filing. On September 18 the Registrant paid a filing fee of $4,648.24 for the registration of 16,750,429 shares based on $1.11, the average of the high and low prices of the common stock on the Nasdaq SmallCap Market on September 10, 2001. The price for the additional 1,263,333 shares covered by this Amendment has been based on $.98, the average of the high and low prices of the common stock on the Nasdaq SmallCap Market on November 13, 2001.


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES PURSUANT TO THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

    SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED November 16, 2001.


                                  PROSPECTUS

                         SPEEDCOM WIRELESS CORPORATION

                       18,013,762 Shares of Common Stock


                        ______________________________

     The selling securityholders who are identified in this prospectus may offer and sell from time to time up to 18,013,762 shares of common stock of SPEEDCOM Wireless Corporation by using this prospectus. Of these shares, 356,500 shares are presently outstanding, up to 8,630,000 shares are issuable upon conversion of presently outstanding convertible preferred stock and up to 9,027,262 shares are issuable upon the exercise of outstanding warrants. Assuming the conversion of the convertible preferred stock and exercise of the outstanding warrants, the shares covered by this prospectus represent 65% of SPEEDCOM's outstanding common stock. For more information, please refer to "Selling Securityholders" on page 6 of this prospectus.


     Our common stock is traded on the Nasdaq SmallCap Market under the ticker symbol "SPWC." On November 13, 2001, the closing price of our common stock, as reported by the Nasdaq SmallCap Market, was $.995 per share.


                        ______________________________

     Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page 1 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is __________, 2001.

                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----

THE OFFERING....................................................  1
RISK FACTORS....................................................  1
RECENT COMPANY DEVELOPMENTS.....................................  1
WHERE YOU CAN FIND MORE INFORMATION.............................  4
FORWARD-LOOKING STATEMENTS......................................  5
USE OF PROCEEDS.................................................  6
SELLING SECURITYHOLDERS.........................................  6
PLAN OF DISTRIBUTION............................................  8
LEGAL MATTERS...................................................  9
EXPERTS.........................................................  9

                                  THE OFFERING

     The offering price for the common stock may be the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, at negotiated prices or such other price as the selling securityholders determine from time to time.



                                  RISK FACTORS

     The shares of common stock being offered involve a high degree of risk.
The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. Before you buy shares of our common stock you should carefully consider the risk factors included under the caption "Certain Factors That May Affect Future Result's Financial Condition and Market Price of Securities" in the "Management's Discussion and Analysis" Section of:

     . our annual report on Form 10-KSB/A for the year ended December 31, 2000, as amended,

     . our quarterly report on Form 10-QSB/A for the quarter ended March 31, 2001, as amended,

     . our quarterly report on Form 10-QSB/A for the quarter ended June 30, 2001, as amended, and

     . our quarterly report on Form 10-QSB for the quarter ended September 30, 2001, and the other information contained in our periodic reports filed with the SEC which are incorporated by reference. You should also consider the following:

If the selling securityholders elect to convert their preferred stock and exercise their warrants in order to sell the underlying shares of common stock covered by this prospectus, it will result in a 174% increase in the number of our shares of common stock outstanding.

     We have 10,122,113 shares outstanding as of October 31, 2001. Of the shares being offered by this prospectus, 17,657,262 shares are issuable upon conversion of our outstanding convertible preferred stock or exercise of outstanding warrants. Issuance of those shares will result in substantial dilution to our existing shareholders and could have an adverse effect on the market price of our stock.

                          RECENT COMPANY DEVELOPMENTS

     In June 2001, SPEEDCOM issued the following securities in connection with restructuring outstanding debt in the aggregate amount of $2,025,000:

     .    955,146 shares of Series A convertible preferred stock,

     . Series A warrants for the purchase of 916,361 shares of common stock, and

     . Series B warrants for the purchase of up to 955,146 shares of common stock.

     In August 2001, SPEEDCOM issued the following securities in a private placement:

     .    3,835,554 shares of Series B convertible preferred stock,

     . Series A warrants for the purchase of 3,068,448 shares of common stock, including 916,361 Series A warrants issued in exchange for the Series A warrants issued in the June transaction described above, and

     . Series B warrants for the purchase of up to 4,560,481 shares of common stock, including 955,146 Series B warrants issued in exchange for the Series B warrants issued in the June transaction described above.

     The aggregate purchase price of $8.6 million was paid $2,722,400 in cash and the balance was paid by the retirement of:

     .    955,146 shares of Series A convertible preferred stock issued in June
          2001,

     . subordinated promissory notes in the aggregate principal amount of $2,000,000 issued by SPEEDCOM in April 2001,

     . promissory notes in the aggregate principal amount of $950,000 issued by SPEEDCOM in June 2001, and

     . other promissory notes in the aggregate principal amount of $512,800 issued by SPEEDCOM during 2000.

Terms of the Series B Preferred Stock

     The Series B convertible preferred stock may be converted, at the election of the holder, at any time. Each share of Series B convertible preferred stock:

     .    is convertible into 2 shares of SPEEDCOM's common stock;

     .    has a liquidation preference of $2.25; and

     . will accrue dividends, beginning August 23, 2003, to be paid upon conversion at the rate of 14% of the liquidation preference.

     However, if SPEEDCOM has not signed a definitive agreement for a bona fide change in control transaction before December 28, 2001, which is publicly announced before February 23, 2002 and which closes before March 31, 2002, the conversion price will be adjusted so that each share of Series B convertible preferred stock will be convertible into 2.25 shares of SPEEDCOM common stock. The liquidation preference will increase to $3.38 ($4.50 if paid in stock) if a change of control agreement is not announced by February 23, 2002 and closed by April 23, 2002. The liquidation preference will increase to $3.04 ($3.83 if paid in stock) if a change of control agreement is announced by February 23, 2002 and closed by April 23, 2002.

     In addition, the terms of the Series B convertible preferred stock provide for mandatory conversion, automatically, without any action on the part of the holder, if

     . at least 12 months after the date of issuance of the Series B convertible preferred stock, the closing bid price of the common stock exceeds $2.25 for a period of twenty consecutive trading days, and

     . the underlying common stock is registered under the Securities Act of 1933.

Terms of the Series A Warrants

     The Series A warrants, which expire August 23, 2006, have an exercise price of $2.50 per share and may be exercised, in whole or in part, at any time during their term. Beginning one year after issuance of the Series B preferred stock, we may redeem the Series A warrants for $0.10 per share if our common stock closes at $5.00 or more for 15 consecutive trading days at any time, provided that the underlying shares are registered under the Securities Act of 1933.

Terms of the Series B Warrants

     The Series B warrants may be exercised, in whole or in part, at an exercise price of $0.01 per share, only as follows:

     1. if SPEEDCOM, as reported in its audited financial statements included in our Form 10-KSB for fiscal year 2001, fails to achieve EBITDA of at least $00.00 during the fourth quarter of fiscal year 2001, then all of the Series B warrants will become immediately exercisable as to the full number of shares of common stock represented by the warrants;

     2. if SPEEDCOM has an EBITDA gain of up to $100,000 during the fourth quarter of fiscal year 2001, then the Series B warrants will become immediately exercisable as follows: number of shares of common stock not previously issuable upon exercise of the Series B warrants multiplied by {1-(the EBITDA gain divided by $100,000)}; and

     3. if SPEEDCOM fails to achieve a minimum of $4,500,000 in revenue (as defined by generally accepted accounting principles ("GAAP")) for the fourth quarter of fiscal year 2001, then the Series B warrants will become immediately exercisable as to all shares of common stock not previously issuable upon exercise.

     For this purpose, "EBITDA" means operating profit (as defined by GAAP and reported on SPEEDCOM's statement of income) plus depreciation and amortization as reported by SPEEDCOM on its statement of cash flows.

     The Series B warrants will expire on the earlier of April 15, 2002 and the date that results in the holder receiving at least $1.52 per share in cash or $1.91 per share in shares of registered common stock of the surviving company in exchange for their Series B preferred stock.

     Of the 18,013,762 shares of common stock covered by this registration statement, 16,258,929 shares are issuable upon conversion of the Series B convertible preferred stock and exercise of the warrants issued in August 2001.

     On September 28, 2001, SPEEDCOM announced that it was restructuring its management team in a move to reduce costs and improve profitability. Bruce Sanguinetti, SPEEDCOM's president, and Jay O. Wright, SPEEDCOM's chief financial officer, both having achieved their specific goals for the company, agreed to step down. Mr. Sanguinetti's duties will be divided among Michael McKinney, SPEEDCOM's chairman and chief executive officer, and other existing officers and Mr. Wright's duties will be handled by Sara Byrne, vice president of finance and accounting, and by Mr. McKinney. Mr. Sanguinetti remains a member of SPEEDCOM's board of directors.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other financial and business information with the SEC. Our SEC filings are available on the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 "K" Street, Washington, DC 20006.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the following which we have previously filed with the SEC under the Securities Exchange Act of 1934 (File No. 0-21061):

 .    Our Annual Report on Form 10-KSB/A for the year ended December 31, 2000;

 .    Our Quarterly Reports on Form 10-QSB/A for the quarters ended March 31,
     June 30 and on Form 10-QSB for the quarter ended September 30, 2001; and

 .    The description of our common stock which is contained in our registration statement on Form 8-A.


     We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling securityholders sell all of the shares of common stock covered by this prospectus.

     You may request a copy of these filings at no cost, by writing or calling us at the following address:

     SPEEDCOM Wireless Corporation

     7020 Professional Parkway East
     Sarasota, Florida 34240
     Telephone: (941) 907-2300

     Attention: Michael W. McKinney

     You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents.

     You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the shares of common stock. The registration statement may contain additional information that may be important to you.


                           FORWARD-LOOKING STATEMENTS

     We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The words "anticipate," "believe," "may," "estimate," "expect," and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

     All forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those discussed in our annual report on Form 10-KSB/A and our other periodic filings with the SEC.


                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock offered by the selling securityholders pursuant to this prospectus. We will receive proceeds if selling securityholders exercise their warrants to purchase shares of common stock. If the selling securityholders exercise all of their warrants, the maximum gross proceeds received by us would be approximately $11,838,807. When and if we receive these funds, they will be used for general corporate purposes.

                            SELLING SECURITYHOLDERS

     The shares of common stock offered by this prospectus have been or will be issued to the selling securityholders (or their assignees) directly by us. The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock by the selling securityholders as of November 1, 2001 and the number of shares which may be offered pursuant to this prospectus for the account of each of the selling securityholders or their transferees from time to time. Information in the table may not include shares held in nominee name unless we are aware of the ownership of these shares. Except as described in the footnotes to the table, to the best of our knowledge, none of the selling securityholders has had any position, office or other material relationship with our company within the past three years (other than as a security holder).

     In determining the maximum number of shares which may be sold in the offering by any selling security holder we have assumed exercise of all warrants beneficially owned by the selling securityholders and conversion of all Series B convertible preferred stock into common stock. For purposes of calculating the percentage of class, we used the current number of common shares issued and outstanding plus the total maximum number of shares which may be added in this offering (excluding shares which may be issued as the result of anti-dilution provisions). We did not include 4,455,519 shares of common stock issuable upon the exercise of warrants and other rights to purchase our common stock held by other stockholders and approximately 5,200,000 shares of common stock reserved for issuance upon the exercise of employee and director stock options outstanding on September 1, 2001. Assuming the sale of all shares covered by this prospectus, no selling security holder will own 1% or more of our outstanding common stock after completion of the offering. Unless otherwise described in the notes to the table, all of the shares offered by the selling security holders are issuable upon conversion of Series B preferred stock that we issued in August 2001 and related warrants that we issued in June and August 2001, as described above under "Recent Company Developments."






                                Number of         Shares Issuable                             Maximum
                                 Shares                 Upon           Shares Issuable       Number of             Number of
                               Known to be         Conversion of      Upon Exercise of      Shares Which         Shares Owned
                               Owned Prior            Series B           Outstanding       May Be Sold in          After the
 Selling Securityholder        to Offering        Preferred Stock         Warrants         This Offering           Offering
------------------------      -------------     -------------------  ------------------   -----------------    -----------------
S.A.C. Capital Associates,
 LLC/(1)/                                             3,619,922            3,746,679            7,366,601                    0

SDS Merchant Fund, L.P./(2)/                          1,787,994            1,853,921            3,641,915                    0
Oscar Private Equity
 Investments, L.P./(3)/                               1,260,626            1,334,394            2,595,020                    0

Irvin Kessler                                           600,001              530,402            1,130,403                    0
Kessler Family Limited
 Partnership/(4)/                                       200,001              176,802              376,803                    0

Bruce L. Sanguinetti/(5)/           9,162               501,251              516,440            1,017,691                9,162
Thomas L. Shields, Jr.             95,000               252,000              222,768              474,768               95,000
Robert B. Prag                     46,250               225,000              198,900              423,900               46,250
Frank M. Bishop                                         100,002               88,402              188,404                    0
H.C. Wainwright & Co.,
 Inc./(6)/                        173,000                                                         163,000               10,000

Jason Adelman/(6)/                100,000                                                          95,000                5,000
George Reichl                                            50,002               44,203               94,205                    0
The Endeavor Capital
      Investment Fund S.A./(7)/                                               50,000               50,000                    0
DLJSC for the benefit of
      Richard C. Ross                                    22,401               19,803               42,204                    0
Scott Weisman/(6)/                 40,000                                                          35,000                5,000
Matthew Balk/(6)/                  40,000                                                          35,000                5,000
Tayside Trading Ltd./(8)/                                                    100,000              100,000                    0
Eric Singer/(6)/                   22,000                                                          22,000                    0
William O. Shields                  3,000                10,800                9,548               20,348                3,000
I. W. Miller Group, Inc./(9)/                                                135,000              135,000                    0
George Goebel/(10)/                 6,500                                                           6,500                    0

     ___________

     (1) Voting and investment control of these securities is held by S.A.C. Capital Advisors, LLC, the investment manager for S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen is the managing member of S.A.C. Capital Advisors, LLC.
     (2) The general partner of SDS Merchant Fund, L.P. is SDS Capital Partners, LLC. Voting and investment control of these securities is held by Mr. Steve Derby, the managing member of SDS Capital Partners, LLC.
     (3) Oscar Private Equity, LLC is the general partner of Oscar Private Equity Investments, L.P. Voting and investment control of these securities is held by Messrs. Brett S. Messing and Timothy F. Sylvester, the managing members of Oscar Private Equity, LLC.
     (4) Voting and investment control of these securities is held by Mr. Irvin Kessler, the general partner of Kessler Family Limited Partnership. Mr. Kessler is an affiliate of Knight Trading Group, Inc., a registered securities broker-dealer.
     (5) Mr. Sanguinetti is a director of SPEEDCOM and formerly served as its president.
     (6) In connection with the sale of the Series B convertible preferred stock in August 2001, SPEEDCOM issued an aggregate of 350,000 shares of common stock to H. C. Wainwright & Co., Inc. and officers of H. C. Wainwright & Co., Inc. as partial compensation for their investment banking services. Voting and investment control of these securities is held by Mr. Stephen Barrett, chief executive officer of H. C. Wainwright & Co., Inc. H. C. Wainwright & Co., Inc. is a registered securities broker-dealer.
     (7) In March, 2001 SPEEDCOM issued warrants for 50,000 shares of common stock to The Endeavor Capital Investment Fund S.A. and 25,000 shares to Tayside Trading Ltd. as part of a private financing transaction.

          The warrants have an exercise price of $6.00 per share and expire on March 31, 2006. Voting and investment control of the warrants owned by The Endeavor Capital Investment Fund S.A. is held by Mr. Barry Herman, its president. Voting and investment control of the warrants owned by Tayside Trading Ltd. is held by Mr. Esriel Pines, its president.
     (8) In March, 2001 SPEEDCOM issued warrants for an additional 75,000 shares of common stock to Tayside Trading, Ltd. as compensation for consulting services provided by Mr. Pines.
     (9) Consists of shares issuable upon exercise of warrants which were issued to I. W. Miller Group, Inc. as compensation for consulting services. Voting and investment control of these shares is held by Ira
          W. Miller, the president of I. W. Miller Group, Inc.
     (10) In September, 2001, SPEEDCOM issued 6,500 shares of common stock to Mr. Goebel as compensation for web site development and investor relations services.


                              PLAN OF DISTRIBUTION

     The shares of common stock offered hereby may be sold by the selling securityholders or by their respective pledgees, donees, transferees or other successors in interest. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The shares may be sold by one or more of the following (as well as other methods of sale):

 .    One or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling securityholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;

 .    Purchase by a broker or dealer as principal and resale by such broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

 .    Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

 .    Privately negotiated transactions between the selling securityholders and purchasers without a broker-dealer.

     The selling securityholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the selling securityholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or other participating brokers or dealers and the selling securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. Except for customary selling commissions in ordinary brokerage transactions, any such underwriter or agent will be identified, and any compensation paid to such persons will be described, in a prospectus supplement. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this prospectus.

     We have agreed to bear all costs, expenses and fees in connection with the registration of the shares of our common stock offered by this prospectus. We have also agreed to indemnify the selling securityholders against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

     The validity of 16,750,429 shares of common stock issuable upon conversion of the Series B preferred stock and exercise of the Series A and Series B warrants and intended to be sold pursuant to this prospectus will be passed upon for SPEEDCOM by Jay O. Wright, former general counsel of SPEEDCOM. The validity of 1,263,333 shares of common stock issuable upon exercise of other outstanding warrants and intended to be sold pursuant to this prospectus will be passed upon for SPEEDCOM by Foley & Lardner, Jacksonville, Florida.

                                    EXPERTS

     The financial statements and schedule of SPEEDCOM Wireless Corporation appearing in SPEEDCOM Wireless Corporation's Annual Report (Form 10-KSB/A) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

You should rely only on the information incorporated by reference, provided in this prospectus or any supplement that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. However, you should realize that our affairs may have materially changed since the date of this prospectus. This prospectus will not reflect such changes. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized, if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                         SPEEDCOM WIRELESS CORPORATION



                             18,013,762 SHARES OF
                                 COMMON STOCK



                           -------------------------

                                  PROSPECTUS

                           -------------------------



                                _________, 2001

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the registration of shares of the selling securityholders will be borne by SPEEDCOM and are estimated as follows:


Commission registration fee.........................................  $ 4,957.76
Accounting fees and expenses........................................  $ 6,000.00
Legal fees and expenses.............................................  $10,000.00
Miscellaneous expenses..............................................  $   200.00
                                                                      ----------

Total...............................................................  $21,157.76
                                                                      ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation permits us to indemnify our officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines and amounts paid in settlement actually and reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.

ITEM 16. EXHIBITS

     See the attached Exhibit Index that follows the signature page.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on November 16, 2001.


                                 SPEEDCOM WIRELESS CORPORATION,
                                 a Delaware corporation


                                 By: /s/ Michael W. McKinney
                                    ------------------------------------
                                    Michael W. McKinney
                                    Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                 TITLE                        DATE
               ---------                                 -----                        ----
                                                Chairman of the Board and
 /s/ Michael W. McKinney                        Chief Executive Officer         November 16, 2001
----------------------------------------
 Michael W. McKinney

 /s/ Sara Byrne                                 Vice President of Finance       November 16, 2001
----------------------------------------        and Accounting, acting
 Sara Byrne                                     Chief Financial Officer


 /s/ Bruce Sanguinetti                          Director                        November 16, 2001
----------------------------------------
 Bruce Sanguinetti

 /s/ R. Craig Roos                              Director                        November 16, 2001
----------------------------------------
 R. Craig Roos

 /s/ Mark Boyce                                 Director                        November 16, 2001
----------------------------------------
 Mark Boyce

 /s/ John T. von Harz                           Director                        November 16, 2001
----------------------------------------
 John T. von Harz

                                 EXHIBIT INDEX


EXHIBIT                                 DESCRIPTION OF EXHIBIT
NUMBER
3.1*           Amended and Restated Certificate of Incorporation of SPEEDCOM Wireless
               Corporation, as amended

3.2*           Amended and Restated Bylaws of SPEEDCOM Wireless Corporation,
               incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on
               Form 10-QSB filed May 14, 2001 (File No. 000-21061)

4.1*           Purchase Agreement, dated August 23, 2001, by and among SPEEDCOM
               Wireless Corporation and the Purchasers, as defined therein

4.2*           Registration Rights Agreement, dated August 23, 2001, by and among
               SPEEDCOM Wireless Corporation and the Purchasers, as defined therein

4.3*           Form of Series A Warrant of SPEEDCOM Wireless Corporation dated
               August 23, 2001

4.4*           Form of Series B Warrant of SPEEDCOM Wireless Corporation dated
               August 23, 2001

4.5*           Settlement Agreement between SPEEDCOM Wireless Corporation and I.W.
               Miller Group, Inc. dated June 25, 2001

4.6**          Registration Rights Agreement dated March 2, 2001, by and among
               SPEEDCOM Wireless Corporation and the Initial Investors, as defined therein

4.7**          Form of Warrant of SPEEDCOM Wireless Corporation dated March 2, 2001

4.8            Form of Warrant of SPEEDCOM Wireless Corporation dated June 11, 2001
               (incorporated herein by reference to Exhibit 4.12 to the Registrant's current report on Form 8-K filed July 2, 2001)

5.1*           Opinion of Jay O. Wright as to the legality of 16,750,429 shares of the Common
               Stock offered hereby (including consent).

5.1.1**        Opinion of Foley & Lardner as to the legality of 1,263,333 shares of the
               Common Stock offered hereby (including consent)

23.1**         Consent of Ernst & Young LLP, Independent Certified Public Accountants

The Board of Directors
November 16, 2001
Page 2

EXHIBIT                                 DESCRIPTION OF EXHIBIT
NUMBER
24.1*          Powers of Attorney (included on Signature Page)

--------------
*     Previously filed
**    Filed herewith